Exhibit 16 (b)(1)

PROMISSORY NOTE

US$ 10,000,000	17 May, 2010

     This Promissory Note is entered into as of May 17, 2010 by and among Yang Yong (杨勇) (“Lender”) on the one hand, and Chief Respect Limited, a Hong Kong corporation (“Chief Respect”) and Datong Investment, a Florida corporation (“Datong”), on the other hand.

     WHEREAS, Chief Respect and Datong Investment (collectively, “Borrowers,” and each a Borrower”) have entered into an Agreement and Plan of Merger (“Merger Agreement”) with Dragon Pharmaceutical, Inc. pursuant to which Datong will merge with and into Dragon Pharmaceutical and all shareholders of Dragon Pharmaceutical, except certain shareholders, will receive $0.82 for each share of common stock of Dragon Pharmaceutical;

     WHEREAS, Lender wishes to lend money to Chief Respect in the amount of US$ 10,000,000 under the terms and conditions set forth herein in order for the Borrowers to complete the Merger Agreement; and

     WHEREAS, Lender’s obligation to lend money to the Borrowers is subject to the completion of the Merger Agreement under the terms and conditions set forth therein including, but not limited to, approval by the requisite vote of the Merger Agreement by the shareholders of Dragon Pharmaceutical;

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

     1.             Lender promises to lend to Borrowers the principal amount of US$ 10,000,000.

     2.             Lender’s obligation to lend to Borrowers the principal amount of US$ 10,000,000 is conditioned upon the completion of the Merger Agreement under the terms and conditions set forth therein including, but not limited to, approval by the requisite vote of the Merger Agreement by the shareholders of Dragon Pharmaceutical.

     3.             Provided that the Lender has lent Borrowers the principal amount set forth under Section 2 above, Borrowers promise to pay Lender, the principal sum of Ten Million U.S. Dollars (US$ 10,000,000) (“Principal Amount”), together with the interest described in this Agreement (the “Note”) below. The obligation to repay Lender by Borrowers shall be joint and several.

     4.             Maturity Date. The Principal Amount hereof shall be due and payable on December 30, 2011.

     5.             Interest. Interest shall accrue on the unpaid principal balance of the Note at a rate equal to ten percent (10%) simple interest per annum (“Interest”). Interest shall accrue and be paid monthly on the tenth (10th) day of every month. The first payment shall take place on the tenth (10th) day of the month following the month in which the Note was executed.

     6.             Default.

       6.1             Events of Default. The occurrence of any one or more of the following will constitute an “Event of Default” hereunder.

1

12538779.1
0000002902.V1

           (a)             Failure by Borrowers to Pay Money When Due. The Borrowers fails to pay Interest or the Principal Amount when due and such failure to pay has remained unremedied for a period of ten (10) days.

           (b)             Failure by the Borrowers to Perform Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained herein and any such failure will remain unremedied for a period of thirty (30) days from the occurrence thereof (unless the Lender reasonably determines that such failure is not capable of remedy).

       6.2             Remedies Available Upon Default. If any Event of Default will occur and be continuing, the Lender may, by written notice to the Borrowers, (i) declare the entire outstanding obligations payable by the Borrowers hereunder to be forthwith due and payable, whereupon the principal hereof will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; and (ii) exercise all rights and remedies available to the Lender under applicable law.

     7.             Prepayments. The Borrowers will have the right to make any voluntary cash prepayment of the outstanding Principal Amount and the Interest accrued thereon, whether in whole or in part, under this Note without penalty by providing the Lender with thirty (30) days prior written notice.

     6.             Representation of the Lender. By acceptance of this Note, the Lender represents to the Borrowers that it has agreed to all the terms and provisions of the Note.

     7.             Successors and Assigns. Subject to the restrictions on assignment described in Section 9 below, the rights and obligations of the Borrowers and the Lender of this Note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8.             Modification. Neither this Note nor any provisions hereof shall be modified, discharged or terminated except by written consent of the Borrowers and the written consent of the Lender.

     9.             Assignment by the Borrowers. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrowers, without prior notice given to the Lender.

     10.           Binding Effect. Except as otherwise provided herein, this Note shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. The obligations of the Lender and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Lender and the heirs, executors, administrators and successors of the Lender.

     11.           Applicable Law. This Note shall be governed by and construed in accordance with the laws of the People’s Republic of China (“PRC”) as applied to residents of that country entering into contracts wholly to be performed in that country, without regards to conflicts of laws principles. Both the Lender and the Borrowers hereby irrevocably consent to the exclusive jurisdiction of the PRC, and the courts of the PRC, in the event of that any suit, action, or proceeding arises out of or relates to this Note, any amendments or any replacements hereof, and any transactions or agreements relating hereto. The Lender hereby waives, and agrees not to assert against the Borrowers or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his or her property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Promissory Note or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be inclusive.

2

12538779.1
0000002902.V1

     12.             Severability. If any provision or portion of this Note is held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Note shall be unaffected by such holding.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

12538779.1
0000002902.V1

     IN WITNESS WHEREOF, the Borrowers has caused this Note to be issued as of the date first written above.

BORROWERS

Chief Respect Limited
a Hong Kong Corporation

/s/ Yanlin Han
Name:
Title (if applicable):

Datong Investment
a Florida Corporation

/s/ Yanlin Han
Name:
Title (if applicable):

Agreed to and Acknowledged:

Yang Yong (杨勇)

/s/ Yang Yong

Name: Yang Yong (杨勇)
Title (if applicable): _________________________________________

4

12538779.1
0000002902.V1

PROMISSORY NOTE

US$ 10,000,000	17 May, 2010

     This Promissory Note is entered into as of May 17, 2010 by and among Zhang Zhao (张昭) (“Lender”) on the one hand, and Chief Respect Limited, a Hong Kong corporation (“Chief Respect”) and Datong Investment, a Florida corporation (“Datong”), on the other hand.

     WHEREAS, Chief Respect and Datong Investment (collectively, “Borrowers,” and each a Borrower”) have entered into an Agreement and Plan of Merger (“Merger Agreement”) with Dragon Pharmaceutical, Inc. pursuant to which Datong will merge with and into Dragon Pharmaceutical and all shareholders of Dragon Pharmaceutical, except certain shareholders, will receive $0.82 for each share of common stock of Dragon Pharmaceutical;

     WHEREAS, Lender wishes to lend money to Chief Respect in the amount of US$ 10,000,000 under the terms and conditions set forth herein in order for the Borrowers to complete the Merger Agreement; and

     WHEREAS, Lender’s obligation to lend money to the Borrowers is subject to the completion of the Merger Agreement under the terms and conditions set forth therein including, but not limited to, approval by the requisite vote of the Merger Agreement by the shareholders of Dragon Pharmaceutical;

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

     1.             Lender promises to lend to Borrowers the principal amount of US$ 10,000,000.

     2.             Lender’s obligation to lend to Borrowers the principal amount of US$ 10,000,000 is conditioned upon the completion of the Merger Agreement under the terms and conditions set forth therein including, but not limited to, approval by the requisite vote of the Merger Agreement by the shareholders of Dragon Pharmaceutical.

     3.             Provided that the Lender has lent Borrowers the principal amount set forth under Section 2 above, Borrowers promise to pay Lender, the principal sum of Ten Million U.S. Dollars (US$ 10,000,000) (“Principal Amount”), together with the interest described in this Agreement (the “Note”) below. The obligation to repay Lender by Borrowers shall be joint and several.

     4.             Maturity Date. The Principal Amount hereof shall be due and payable on December 30, 2011.

     5.             Interest. Interest shall accrue on the unpaid principal balance of the Note at a rate equal to ten percent (10%) simple interest per annum (“Interest”). Interest shall accrue and be paid monthly on the tenth (10th) day of every month. The first payment shall take place on the tenth (10th) day of the month following the month in which the Note was executed.

     6.             Default.

       6.1               Events of Default. The occurrence of any one or more of the following will constitute an “Event of Default” hereunder.

12538779.1
0000002927.V1

           (a)             Failure by Borrowers to Pay Money When Due. The Borrowers fails to pay Interest or the Principal Amount when due and such failure to pay has remained unremedied for a period of ten (10) days.

           (b)             Failure by the Borrowers to Perform Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained herein and any such failure will remain unremedied for a period of thirty (30) days from the occurrence thereof (unless the Lender reasonably determines that such failure is not capable of remedy).

       6.2             Remedies Available Upon Default. If any Event of Default will occur and be continuing, the Lender may, by written notice to the Borrowers, (i) declare the entire outstanding obligations payable by the Borrowers hereunder to be forthwith due and payable, whereupon the principal hereof will become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; and (ii) exercise all rights and remedies available to the Lender under applicable law.

     7.             Prepayments. The Borrowers will have the right to make any voluntary cash prepayment of the outstanding Principal Amount and the Interest accrued thereon, whether in whole or in part, under this Note without penalty by providing the Lender with thirty (30) days prior written notice.

     6.             Representation of the Lender. By acceptance of this Note, the Lender represents to the Borrowers that it has agreed to all the terms and provisions of the Note.

     7.             Successors and Assigns. Subject to the restrictions on assignment described in Section 9 below, the rights and obligations of the Borrowers and the Lender of this Note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8.             Modification. Neither this Note nor any provisions hereof shall be modified, discharged or terminated except by written consent of the Borrowers and the written consent of the Lender.

     9.             Assignment by the Borrowers. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrowers, without prior notice given to the Lender.

     10.           Binding Effect. Except as otherwise provided herein, this Note shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. The obligations of the Lender and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Lender and the heirs, executors, administrators and successors of the Lender.

     11.           Applicable Law. This Note shall be governed by and construed in accordance with the laws of the People’s Republic of China (“PRC”) as applied to residents of that country entering into contracts wholly to be performed in that country, without regards to conflicts of laws principles. Both the Lender and the Borrowers hereby irrevocably consent to the exclusive jurisdiction of the PRC, and the courts of the PRC, in the event of that any suit, action, or proceeding arises out of or relates to this Note, any amendments or any replacements hereof, and any transactions or agreements relating hereto. The Lender hereby waives, and agrees not to assert against the Borrowers or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his or her property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Promissory Note or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be inclusive.

12538779.1
0000002927.V1

     12.             Severability. If any provision or portion of this Note is held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Note shall be unaffected by such holding.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

12538779.1
0000002927.V1

     IN WITNESS WHEREOF, the Borrowers has caused this Note to be issued as of the date first written above.

BORROWERS

Chief Respect Limited
a Hong Kong Corporation

/s/ Yanlin Han
Name:
Title (if applicable):

Datong Investment
a Florida Corporation

/s/ Yanlin Han
Name:
Title (if applicable):

Agreed to and Acknowledged:

Zhang Zhao (张昭)

/s/ Zhang Zhao

Name: Zhang Zhao (张昭)
Title (if applicable): ___________________________________

12538779.1
0000002927.V1